Exhibit 99.1

FOR IMMEDIATE RELEASE

Saba Contact:

Peter Williams

650-581-2500

Saba Announces First Quarter Fiscal Year 2005 Financial Results

First Quarter License Revenue Up 63% and Revenue Up 13% Over Prior Year

Redwood Shores, Calif., September 23, 2004 – Saba (NASDAQ: SABA), a leading provider of human capital development and management (HCDM) solutions, today reported financial results for its first quarter of fiscal year 2005 ended August 31, 2004.

First Quarter Results

•	Total revenues were $9.3 million, representing a 13% increase compared to $8.2 million in the first quarter of fiscal year 2004.

•	License revenue was $2.5 million, representing a 63% increase compared to $1.6 million in the first quarter of fiscal year 2004.

•	Maintenance and support revenue was $3.4 million, reflecting a 99% renewal rate for the quarter and a 23% increase compared to $2.7 million in the first quarter of fiscal year 2004.

•	Professional services revenue was $3.4 million, representing a 13% decrease compared to $3.9 million in the first quarter of fiscal year 2004.

•	Gross margins increased to 67% in the quarter compared to 58% in the first quarter of fiscal year 2004, excluding amortization of acquired developed technology.

•	The net loss on a GAAP basis was $0.12 per share, or a loss of $1.7 million, compared to a loss of $0.44 per share, or $5.9 million in the first quarter of fiscal year 2004.

•	Deferred revenues were $8.9 million.

•	Saba completed software deals for 25 customers in the quarter of which 16 deals were new Saba customers.

“Saba achieved significant year-over-year growth in the first quarter of fiscal year 2005, and we remain on track to meet our growth and profitability goals for the fiscal year”, said

Saba Chairman and CEO Bobby Yazdani. “Our momentum in the market is due to the continued acceptance of Saba5, our newest generation of products, and success throughout our worldwide field organizations. Saba5 is a comprehensive suite of HCDM applications and technology solutions that addresses the most strategic and complex human capital development and management challenges in today’s organizations. Saba5 is helping organizations improve performance with a complete solution to align the organization, continuously develop people and monitor how well the organization is executing against its objectives.”

New and Existing Customer Wins in the First Quarter of Fiscal Year 2005

•	RehabCare licensed Saba Enterprise Learning to supply on-line training and testing tools for its employees and support its ongoing employee performance improvement and professional development programs.

•	Telmex, the leading telecommunications company in Latin America, licensed Saba Enterprise Learning to improve and complement the performance of Telmex’s Technological Institute, which is designed to manage the skills and knowledge of Telmex employees.

•	The Hospital of Treviso selected Saba to support the healthcare system of the Veneto Region in Italy. The solution will help the organization meet the complex regulatory compliance requirements in the health care delivery industry and assure quality standards.

•	National Australia Bank, the largest bank in Australia, selected Saba Enterprise Learning to speed the time to market of new products and services.

•	The U.S. Navy REEF program purchased additional Saba Enterprise Learning licenses.

Additional News Highlighted in the First Quarter of Fiscal Year 2005

•	Allianz adopted Saba Enterprise Learning to improve the knowledge, skills and performance of its global workforce.

•	Abbey selected Saba Enterprise Performance to drive a strategic corporate performance initiative that will help Abbey improve its ability to align the goals and objectives of the organization and provide real-time visibility into ongoing progress and improvement.

•	Perpetual, one of Australia’s leading financial services institutions, licensed Saba Enterprise Performance and Saba Enterprise Learning to align, develop and measure organizational performance against the goals and objectives of both individuals and the company, as well as provide ongoing visibility to ensure that learning and development initiatives are aligned to those objectives.

•	Deloitte further expanded its enterprise learning initiative with Saba Collaboration to effectively leverage the knowledge and best practices of its worldwide employee base and accelerate the time-to-competence for its employees.

•	Union Bank of California deployed Saba Enterprise Learning to power its internally-developed Frontline Loss Prevention program that leverages learning to help branch employees prevent transaction-related operating losses.

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	Saba anticipates revenue for its second quarter of fiscal 2005 (November 30, 2004) to be in the range of $9.5 to $10.5 million.

•	Saba anticipates a GAAP net loss per share for its second quarter of fiscal 2005 (November 30, 2004) to be in the range of $0.04 to $0.10.

•	Saba reaffirms that it anticipates revenue for fiscal 2005 to be in the range of $44 to $47 million and anticipates being profitable on a GAAP basis for fiscal 2005 as a whole.

Conference Call:

The company will host a conference call on its first-quarter results at 2:00 p.m. PT on Thursday, September 23, 2004. The call will be available via webcast at http://investor.saba.com, or by dialing 612-332-0637. A replay of the call will be available at http://investor.saba.com or by calling 320-365-3844 and entering code 744346, after 5:30 p.m. PT on September 23 through October 7, 2004 at 11:59 p.m. PT.

About Saba

Saba (NASDAQ: SABA) is a leading provider of human capital development and management (HCDM) solutions, which increase organizational performance through the implementation of a management system for aligning, developing, and managing people. Among the Global 2000, Saba customers include Alcatel, Cisco Systems, DaimlerChrysler, EMC Corp., Kaiser Permanente, Medtronic, Procter & Gamble, Union Bank of California and VERITAS Software. Saba has received industry recognition for its solutions, and recently was named again to the leader quadrant position in the Gartner 2004 e-Learning Suite and LMS “Magic Quadrants.”

Saba is headquartered in Redwood Shores, California, with offices worldwide. For more information, please visit www.saba.com or call (877) SABA-101 or (650) 779-2791.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s market position, momentum, opportunities and ability to achieve objectives, the market acceptance of Saba’s recently introduced products, the success of Saba’s filed organizations and Saba’s business outlook, including Saba’s ability to meet its profitability goals. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s history of losses, dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, dependence on success of Saba’s channel partners, market acceptance of Saba’s products, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements, and potential software defects. . Readers should also refer to the section entitled “Factors That May Affect Future Operating Results” on pages 21 through 30 of Saba’s Annual Report on Form 10-K dated August 30, 2004 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended August 31,
	2004	2003
Revenues:
License	$2,522	$1,552
Services	6,791	6,661

Total revenues	9,313	8,213

Cost of revenues:
Cost of license	79	85
Cost of services	3,015	3,398
Amortization of acquired developed technology	2	97

Total cost of revenues	3,096	3,580

Gross profit	6,217	4,633

Operating expenses:
Research and development	2,365	2,651
Sales and marketing	4,337	4,701
General and administrative	1,132	1,272
Amortization (reversal) of deferred stock compensation and other stock charges	—	30
Amortization of purchased intangible assets	—	42
Settlement of litigation	—	1,701

Total operating expenses	7,834	10,397

Loss from operations	(1,617)	(5,764)
Interest income and other, net	(18)	(79)

Loss before provision for income taxes	(1,635)	(5,843)
Provision for income taxes	(42)	(45)

Net loss	$(1,677)	$(5,888)

Basic and diluted net loss per share	$(0.12)	$(0.44)

Shares used in computing basic and diluted net loss per share	14,026	13,297

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 31, 2004	May 31, 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$17,003	$16,778
Accounts receivable, net	8,254	6,648
Prepaid expenses and other current assets	1,050	1,030

Total current assets	26,307	24,456

Property and equipment, net	885	1,040
Other assets	6,233	6,245

Total assets	$33,425	$31,741

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,475	$1,625
Accrued expenses	5,478	6,708
Deferred revenue	8,778	9,265
Borrowings under bank line of credit	—	3,500
Current portion of debt and lease obligations	776	752

Total current liabilities	16,507	21,850

Deferred revenue	165	179
Accrued rent	2,545	2,520
Debt and lease obligations, less current portion	516	671

Total liabilities	19,733	25,220

Stockholders’ equity:
Total stockholders’ equity	13,692	6,521

Total liabilities and stockholders’ equity	$33,425	$31,741